FIRST AMENDMENT TO PROJECT DEVELOPMENT AND CONSULTING AGREEMENT

THIS FIRST AMENDMENT TO PROJECT DEVELOPMENT AND CONSULTING AGREEMENT (the “Amendment”) is executed effective as of September 1, 2008 (“Effective Date of the First Amendment”), and is incorporated in and amends that certain Project Development and Consulting Agreement dated September 1, 2007 (the “Agreement”), between JOHN F. LONG, an individual (“Long”), and EAST COAST ETHANOL, a Delaware limited liability company (the “Company”).

NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

1.  Interpretation. Capitalized terms used but not defined herein have the meanings set forth in the Agreement. Capitalized terms used and defined herein shall have the meanings set forth in this Amendment and for purposes of the Agreement as well. Except as expressly amended hereby, the terms and conditions of the Agreement remain in full force and effect. If there are conflicts between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment control.

2.  Section 5 of the Agreement is hereby deleted in its entirety and replaced with the following:

“5.   TERM AND TERMINATION OF AGREEMENT. The term of this Agreement shall commence as of the Effective Date and shall terminate upon the earlier of any of the events enumerated below ("Termination Event").

(a)  Dissolution, bankruptcy or insolvency of the Company, or the inability or failure of the Company generally to pay debts as they become due, or an assignment by the Company for the benefit of creditors, or the commencement of any case or proceeding in respect of the Company under any bankruptcy, insolvency or similar laws;

(b)  Long's voluntary resignation as a member of the Board or his removal from the Board;

(c)  Mutual written agreement of the parties;

(d)  Completion of one calendar year plus four months from the Effective Date; or

(e)  Long's death or disability such that he is unable to perform the Development and Consulting Services hereunder as determined in good faith by the Company's Board of Directors.

3.  This Amendment may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this AMENDMENT TO PROJECT DEVELOPMENT AND CONSULTING AGREEMENT effective as of the  first day of September, 2008.

EAST COAST ETHANOL, LLC

By:	/s/ Randy D. Hudson	/s/ John Long
	Dr. Randy Hudson, Chairman	John Long, Individually